As filed with the Securities and Exchange Commission on October 31, 2007

Registration No. 333-135752

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sierra Pacific Resources

 (Exact name of registrant as specified in its charter)

Nevada	88-0198358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0024 (89511)
(775) 834-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Sierra Pacific Resources
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-3150 (89511)
(702) 367-5690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
James A. McDaniel, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES

                On July 13, 2006, the registrant filed an automatically effective Registration Statement on Form S-3ASR, Commission File No. 333-135752 (the “Registration Statement”) with the Securities and Exchange Commission.  Under the Registration Statement, the registrant registered an indeterminate amount of common stock and debt securities.  On August 9, 2006, 20,000,000 shares of common stock covered by the Registration Statement were sold.  The registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on October 31, 2007.

SIERRA PACIFIC RESOURCES

By:	/s/ William D. Rogers
William D. Rogers
Corporate Senior Vice President,
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*
	Director and Chief Executive	October 31, 2007
Michael W. Yackira	Officer

/s/ William D. Rogers	Corporate Senior Vice President,	October 31, 2007
William D. Rogers	Chief Financial Officer and
Treasurer

*
	Corporate Controller	October 31, 2007
John E. Brown

*
	Chairman of the Board	October 31, 2007
Walter M. Higgins III

*
	Director	October 31, 2007
Joseph B. Anderson, Jr.

Director
Glenn C. Christenson

*
	Director	October 31, 2007
Mary Lee Coleman

*
	Director	October 31, 2007
Krestine M. Corbin

*
	Director	October 31, 2007
Theodore J. Day

*
	Director	October 31, 2007
Jerry E. Herbst

Director
Brian J. Kennedy

*
	Director	October 31, 2007
John F. O’Reilly

*
	Director	October 31, 2007
Philip G. Satre

*
	Director	October 31, 2007
Donald D. Snyder

*
	Director	October 31, 2007
Clyde T. Turner

*By:
/s/ William D. Rogers
William D. Rogers As Attorney-in fact